                                                                  Exhibit 10.30


[SYKES LOGO]



                             EMPLOYMENT AGREEMENT


PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EXECUTIVE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION. CONSULT WITH YOUR LEGAL COUNSEL IF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT ARE NOT FULLY UNDERSTOOD BY YOU.


         THIS AGREEMENT is made as of the 31st day of July, 2000, by and between SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Company"), and MITCHELL NELSON (the "Executive").


                             W I T N E S S E T H :
                             - - - - - - - - - - -


         WHEREAS, the Company desires to assure itself of the Executive's continued employment in an executive capacity; and

         WHEREAS, the Executive desires to be employed by the Company on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. EMPLOYMENT AND DUTIES. Subject to the tents and conditions of this Agreement, the Company shall employ the Executive during the Term (as hereinafter defined) in such management capacities as may be assigned from time to time by the Company. The Executive accepts such employment and ages to devote his best efforts and entire business time, skill, labor, and attention to the performance of such duties. The Executive agrees to promptly provide a description of any other commercial duties or pursuits engaged in by the Executive to the Company's Board of Directors. If the Board of Directors determines in good faith that such activities conflict with the Executive's performance of his duties hereunder, the Executive shall promptly cease such activities to the extent as directed by the Board of Directors. It is acknowledged and agreed that such description shall be made regarding any such activities in which the Executive owns more than 5% of the ownership of the organization or which may be in violation of Section 5 hereof and that the failure of the Executive to provide any such description shall enable the Company to terminate the Executive for Cause (as provided in Section 6(c) hereof). The Company agrees to hold any such information provided by the Executive confidential and not disclose the same to any person other than a person to whom disclosure is reasonably necessary or appropriate in light of the circumstances. In addition, the Executive agrees to serve without additional compensation if elected or appointed to any office or position, including as a director; of the Company or any subsidiary or affiliate of the Company, provided, however, that the Executive shall be entitled to receive such benefits and additional compensation, if any, that is paid to executive officers of the Company in connection with such service.

         2. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for termination set forth in
Section 6 hereof the employment of the Executive under this Agreement shall commence on the effective date hereof and shall continue through and including the close of business on the date hereof as set forth on Exhibit A attached hereto and incorporated herein (such term shall herein be defined as the "Term"). The Executive agrees that some portions of this Agreement, including Sections 4, 5, and 6 hereof, will remain in force after the termination of this Agreement.


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                                                                Mitchell Nelson



         3.       Compensation.

                  (a) Base Salary and Bonus. As compensation for the Executive's services under this Agreement, the Executive shall receive and the Company shall pay a weekly base salary set forth on Exhibit A. Such base salary may be increased but not decreased during the Term in the Company's discretion based upon the Executive's performance and any other factors the Company deems relevant. Such base salary shall be payable in accordance with the policy then prevailing for the Company's executives. In addition to such base salary, the Executive shall be entitled during the Term to a performance bonus set forth on Exhibit A and to participate in and receive payments from, at the Company's election, other bonus and other incentive compensation plans, if any, as may be adopted by the Company.

                  (b) Payments. All amounts paid pursuant to this Agreement shall be subject to withholding or deduction by reason of the Federal Insurance Contribution Act, federal income tax, state and local income tax, if any, and comparable laws and regulations.

                  (c) Other Benefits. The Executive shall be reimbursed by the Company for all reasonable and customary travel and other business expenses incurred by the Executive in the performance of the Executive's duties hereunder in accordance with the Company's standard policy regarding expense verification practices. The Executive shall be entitled to that number of weeks paid vacation per year that is available to other executive officers of the Company in accordance with the Company's standard policy regarding vacations and such other fringe benefits as may be set forth on Exhibit A and shall be eligible to participate in such pension, life insurance, health insurance, disability insurance, and other executive benefits plans, if any, which the Company may from time to time make available to its executive officers generally.

         4.       Confidential Information.

                  (a) The Executive has acquired and will acquire information and knowledge respecting the intimate and confidential affairs of the Company, including, without limitation, confidential information with respect to the Company's technical data, research and development projects, methods, products, software, financial data, business plans, financial plans, customer lists, business methodology, processes, production methods and techniques, promotional materials and information, and other similar matters treated by the Company as confidential (the "Confidential Information"). Accordingly, the Executive covenants and agrees that during the Executive's employment by the Company (whether during the Term hereof or otherwise) and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of the Executive's duties hereunder, any Confidential Information obtained by the Executive while in the employ of the Company.

                  (b) The Executive agrees that all memoranda; notes; records; papers or other documents; computer disks; computer, video or audio tapes; CD-ROMs; all other media and all copies thereof relating to the Company's operations or business, some of which may be prepared by the Executive; and all objects associated therewith in any way obtained by the Executive shall be the Company's property. This shall include, but is not limited to, documents; computer disks; computer, video and audio tapes; CD-ROMs; all other media and objects concerning any technical data, methods, products, software, research and development projects, financial data, financial plans, business plans, customer lists, contracts, price lists, manuals, mailing lists, advertising materials; and all other materials and records of any kind that may be in the Executive's possession or under the Executive's control. The Executive shall not, except for the Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities, nor use any information concerning them except for the Company's benefit, either during the Executives employment or thereafter. The Executive covenants and agrees that the Executive will deliver all of the aforementioned documents and objects, if any, that may be in the Executive's possession to the Company upon termination of the Executive's employment, or at any other time at the Company's request.

                  (c) In any action to enforce or challenge these Confidential Information provisions, the prevailing party is entitled to recover its attorney's fees and costs.


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                                                                Mitchell Nelson



         5. Covenant Not-to-Compete and No Solicitation. Executive recognizes that the Company is in the business of employing individuals to provide specialized and technical services to the Company's Clients. The purpose of these Covenant Not-to-Compete and No Solicitation provisions are to protect the relationship which exists between the Company and its Client while Executive is employed and after Executive leaves the employ of the Company. The consideration for these Covenant Not-to-Compete and No Solicitation provisions is the Executive's employment with the Company.

                  (a)      Executive acknowledges the following:

                           (1) The Company expended considerable resources in obtaining contracts with its Clients:

                           (2) The Company expended considerable resources to recruit and hire employees who could perform services for its Clients;

                           (3) Through his/her employ with the Company, Executive will develop a substantial relationship with the Company's existing or potential Clients, including, but not limited to, being the sole or primary contact between the Client and the Company,

                           (4) Executive will be exposed to valuable confidential business information about the Company, its Clients, and the Company's relationship with its Client;

                           (5) By providing services on behalf of the Company, Executive will develop and enhance the valuable business relationship between the Company and its Client;

                           (6) The relationship between the Company and its Client depends on the quality and quantity of the services Executive performs;

                           (7) Through employment with the Company, Executive will increase his/her opportunity to work directly for the Client or for a competitor of the Company, and

                           (8) The Company will suffer irreparable harm if Executive breaches these Covenant Not-to-Compete and No Solicitation provisions of this Agreement.

                  (b)      Executive agrees that:

                           (1) The relationship between the Company and its Client (developer) and enhanced when the Executive performs services on behalf of the Company) is a legitimate business interest for the Company to protect;

                           (2) The Company's legitimate business interest is protected by the existence and enforcement of these Covenant Not-to-Compete and No Solicitation provisions;

                           (3) The business relationship which is created or exists between the Company and its Client, or the goodwill resulting from it, is a business asset of the Company and not the Executive; and

                           (4) Executive will not seek to take advantage of opportunities which result from his/her employment with the Company and that entering into the Agreement containing Covenant Not-to-Compete and No Solicitation provisions is reasonable to protect the Company's business relationship with its Clients.



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                                                                Mitchell Nelson



                  (c) Restrictions on Executive. During the term of this Agreement and for a period of time set forth on Exhibit A after the termination of this Agreement, for whatever reason, whether such termination was by the Company or the Executive, voluntarily or involuntarily, and whether with or without cause, Executive agrees that he/she shall not, as a principal, employer, stockholder, partner, agent, consultant, independent contractor, employee, or in any other individual or representative capacity:

                           (1) Directly or indirectly engage in, continue in, or carry on the business of the Company or any business substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm, or other form of business organization which competes with or is engaged in or carries on any aspect of such business or any business substantially similar thereto;

                           (2) Consult with, advise, or assist in any way, whether or not for consideration, any corporation, partnership, firm, or other business organization which is now, becomes, or may become a competitor of the Company in any aspect of the Company's business during the Executive's employment with the Company, including, but not limited to, advertising or otherwise endorsing the products of any such competitor or loaning money or rendering any other form of financial assistance to or in any form of transaction whether or not on an arm's length basis with any such competitor;

                           (3) Provide or attempt to provide or solicit the opportunity to provide or advise others of the opportunity to provide any services of the type Executive performed for the Company or the Company's Clients (regardless of whether and how such services are to be compensated, whether on a salaried, time and materials, contingent compensation, or other basis) to or for the benefit of any Client (i) to which Executive has provided services in any capacity on behalf of the Company, or (ii) to which Executive has been introduced to or about which the Executive has received information through the Company or through any Client from which Executive has performed services in any capacity on behalf of the Company,

                           (4) Retain or attempt to retain, directly or indirectly, for itself or any other party, the services of any person, including any of the Company's employees, who were providing services to or on behalf of the Company while Executive was employed by the Company and to whom Executive has been introduced or about whom Executive has received information through Employer or through any Client for which Executive has performed services in any capacity on behalf of the Company;

                           (5)      Engage in any practice, the purpose of
                  which is to evade the provisions of this Agreement or to commit any act which is detrimental to the successful continuation of or which adversely affects the business or the Company, provided, however, that the foregoing shall not preclude the Executive's ownership of not more than 2% of the equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended; or

                           (6)      For purpose of these Covenant
                  Not-to-Compete and No Solicitation provisions, Client includes any subsidiaries, affiliates, customers, and clients of the Company's Clients. The Executive agrees that the geographic scope of this Covenant Not-to-Compete shall extend to the geographic area where the Company's Clients conduct business at any time during the Term of this Agreement. For purposes of this Agreement, "Clients" means any person or entity to which the Company provides or has provided within a period of one (1) year prior to the Executive's termination of employment labor, materials or services for the furtherance of such entity's or person's business or any person or entity that within such period of one (1) year the Company has pursued or communicated with for the purpose of obtaining business for the Company.

                  (d) Enforcement. These Covenant Not-to-Compete and No Solicitation provisions shall be construed arid enforced under the laws of the State of Florida. In the event of any breach of this Covenant.



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                                                                Mitchell Nelson



         Not-to-Compete, the Executive recognizes that the remedies at law will be inadequate, and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this
         Section 5. It is further acknowledged and agreed that the existence of any claim or cause of action on the part of the Executive against the Company, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of this Covenant Not-to-Compete, and the duration of this Covenant Not-To-Compete shall be extended in an amount which equals the time period during which the Executive is or has been in violation of this Covenant Not-to-Compete. In the event a court of competent jurisdiction determines that the provisions of this Covenant Not-to-Compete are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent necessary to render it enforceable.

                  e) In an action to enforce or challenge these Covenant Not-to-Compete and No Solicitation provisions, the prevailing party is entitled to recover its attorney's fees and costs.

                  f) By signing this Agreement, the Executive acknowledges that he/she understands the effects of these Covenant Not-to-Compete and No Solicitation provisions and agrees to abide by them.

         6.       Termination

                  (a) Death. The Executive's employment hereunder shall terminate upon his death.

                  (b) Disability. If during the Term the Executive becomes physically or mentally disabled in accordance with the terms and conditions of any disability insurance policy covering the Executive, or, if due to such physical or mental disability the Executive becomes unable for a period of more than six (6) consecutive months to perform his duties hereunder on substantially a full-time basis as determined by the Company in its sole reasonable discretion, the Company may, at its option, terminate the Executive's employment hereunder upon not less than thirty (30) days written notice.

                  (c) Cause. The Company may terminate the Executive's employment hereunder for Cause effective immediately upon notice. For proposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder (i) if the Executive engages in conduct which has caused or is reasonably likely to cause demonstrable and serious injury to Company, (ii) if the Executive engages in conduct which could expose the Company to a claim for sexual harassment; (iii) if the Executive is convicted of a felony as evidenced by a binding and final judgment, order, or decree of a court of competent jurisdiction; (iv) for the Executive's neglect of his duties hereunder or the Executive's refusal to perform his duties or responsibilities hereunder as determined by the Company's Board of Directors in good faith; (v) consistent failure to achieve goals established by the Board of Directors or their designate; (vi) gross incompetence; (vii) for the Executive's violation of this Agreement, including, without limitation, Section 5 hereof; (viii) chronic absenteeism; (ix) for use of illegal drugs; (x) insobriety by the Executive while performing his or her duties hereunder, and (xi) for any act of dishonesty or falsification of reports, records, or information submitted by the Executive to the Company.

                  (d) Non-Compete Payment and Liquidated Damages. In the event of a termination of the Executive's employment pursuant to
         Section 6 or by the Executive, all payments and Company benefits to the Executive hereunder, except the payments (if any) provided below, shall immediately cease and terminate. In the event of a termination by the Company of the Executive's employment with the Company for any reason other than pursuant to Section 6(c), the Company shall pay the Executive Liquidated Damages as defined in (e) below for early termination of his employment and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect through the full stated Term of this Agreement; and additionally, from the end of the Term of this Agreement through the non-compete period stated on Exhibit "A", the Company shall pay the Executive Not-to-Compete pay 'in equal biweekly installments ("Non-Compete Payment Installments') in the amount set forth on Exhibit A ("Non-Compete Payment"). Such Non-




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                                                                Mitchell Nelson



         Compete Payment, however, shall not be required to be paid by the Company if the Company elects, in its sole discretion to release the Executive from the Covenant not-to-compete set forth in Section 5 hereof. Additionally, if the Company commences paying Executive Non-Compete Payment Installments and subsequently elects in the future, in its sole discretion, to release Executive from the Covenant Not-to-Compete and gives notice to Executive, their, at the effective date of such notice, Executive shall no longer be subject to the Covenant Not-to-Compete, and no further Non-Compete Payment Installments shall be due or payable to Executive. If the Company terminates the Executive's employment pursuant to Section 6(c) or the Executive terminates such employment, time Executive shall not be entitled to the Non-Compete Payment, and the Covenant Not-to-Compete set forth in Section 5 hereof shall remain in full force and effect. Notwithstanding anything to the contrary herein contained, the Executive shall receive all compensation and other benefits to which he was entitled under this Agreement or otherwise as an executive of the Company through the termination date.

                  (e) The Liquidated Damages amount, if due as provided above, shall be equal to the weekly amount stated on Exhibit A times the number of weeks remaining between the early termination date and the end of Term as stated on Exhibit A ("Liquidated Damages"). This amount shall be paid biweekly in equal installments over such period.

          7.       Ownership of Executive Developments

                  (a) Existing Proprietary Rights. The following patents, patent applications, copyrights, trade secrets, and trademarks are the only intangible interests and properties that the Executive owns, or has any claim in, at the time of execution of this Agreement: NONE

                  (b)      Ownership of Work Product.

                  (1) To the maximum extent permitted by law, Company shall own all Work Product (as defined in paragraph (5)). All Work Product shall be considered work made for hire by the Executive.

                  (2) If any of the Work Product may not, by operation of law, be considered work made for hire by the Executive for Company, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in Company, the Executive agrees to assign, and upon creation thereof automatically assign, without further consideration and without the necessity for the execution of further instruments or documents, the ownership of all trade secrets, U.S. and international copyrights, patentable inventions, and all intellectual property rights therein to Company, its successors, and assigns to the maximum extent permitted by law.

                  (3) Company and its successors and assigns shall have the right to obtain and hold in its or their own name patents, copyrights, registrations, and any other protection available in the foregoing.

                  (4) The Executive agrees to perform upon the reasonable request of Company, during or after his employment, such further acts as may be necessary or desirable to transfer, perfect, and defend Company's ownership of the Work Product. When requested, the Executive will:

                           (i) execute, acknowledge, and deliver any requested affidavits and documents of assignment and conveyance;

                           (ii) obtain and aid in the enforcement of copyrights, and, if applicable, patents with respect to the Work product in any countries;

                           (iii) provide testimony in connection with any proceeding affecting the right, title, or interest of Company in any Work Product; and


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                                                                Mitchell Nelson



                           (iv) perform any other acts deemed necessary or desirable to carry out, the purposes of this Agreement.


                  Company shall reimburse all reasonable out-of-pocket expenses incurred by the Executive at Company's request in connection with the foregoing, including (unless the Executive is otherwise being compensated at the time) a reasonable per diem or hourly fee for services rendered following termination of the Executive's employment.

         (5) For purposes hereof "Work Product" shall mean all intellectual property, including all trade secrets, U.S. and international copyrights, patentable inventions, patents, patent applications, discoveries, concepts, techniques, improvements, works of authorship, and all intellectual property rights therein that relate to the business and interests of the Company and its predecessors, successors, affiliates, subsidiaries, and parent and that the Executive conceives, develops, or delivers to Company at any time during the term the Executive's employment or for three (3) months after its expiration or termination for any reason. Work Product shall also include all intellectual property rights, including all trade secrets, U.S. and international copyrights, patentable inventions, patents, patent applications, discoveries, concepts, techniques, improvements, works of authorship, and all intellectual property rights therein that relate to the business and interests of Company, its predecessors, successors, affiliates, subsidiaries, and part and that is now contained in any of the products or systems, including development and support systems, of Company to the extent the Executive conceived, developed, contributed to, or delivered such Work Product prior to the date of this Agreement while the Executive was engaged as an independent contractor or an Executive of Company, its predecessors, subsidiaries, affiliates, or parent.

         (6) The Executive hereby irrevocably assigns to Company forever all of his right, title, and interest in and to any and all Work Product. The Executive hereby also irrevocably relinquishes for the benefit of Company and its assigns any moral rights in the Work Product recognized by applicable law. Upon Company's request, the Executive shall take such further actions and execute and deliver such other instruments as the Company deems necessary or useful to give full and proper effect to or to record such assignment.

         (7) The Executive hereby irrevocably waives, releases, remises, and forever discharges the Company and its part, successors, predecessors, subsidiaries, and affiliates, and their respective officers, directors, and representatives and all persons, corporations or other entities who might be claimed to be jointly and severally liable with them (the "Released Parties") from any and all claims, causes of action, suits, damages, fees, and liabilities of whatever nature or description, whether known or unknown, actual or contingent, from the beginning of time to the date of the execution of this Agreement which the Executive or anyone claiming by, through, or under him might have or could claim against any of the Released Parties, including ,but not limited to, claims arising out of or related to the Work Product, the Executive's employment by any of the Released Parties, or promises regarding the granting of an equity interest in any of the Released Parties. The Executive shall take such further actions and shall execute and deliver such other instrument's as the Company deems necessary or useful to give full and proper effect to or to record this release.

         (c) Clearance Procedure for Proprietary Rights Not Claimed by company. If the Executive, during the Term of employment, ever wishes to create or develop, on his own time and with his own resources, anything that may be considered Work Product but to which the Executive believes he should be entitled to the personal benefit of, the Executive is required to follow the clearance procedure set forth in this section in order to ensure that Company has no claim to the proprietary rights that may arise.

                  Before the Executive begins any development work on his own time, he must give Company advance notice of his plans and supply a description of the development under consideration. Unless otherwise agreed in a writing signed by Company prior to its receipt of such description, Company shall have no obligation of confidentiality with respect to such description. Company will determine in good faith within thirty (30) days after the Executive fully disclosed his plans to Company whether the development is claimed by Company. If Company determines that it


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                                                                Mitchell Nelson



does not claim such development, the Executive will be notified in writing and may retain ownership of the development to the extent of what has been disclosed to Company. The Executive should submit for further clearance any significant improvement, modification, or adoption that relates to the business or interests of Company.

                  Clearance under this procedure does not relieve the Executive of the need to obtain the written consent of the Company before engaging in business activities or rendering business, commercial, or professional services for the benefit of anyone other than the Company, as required in Section 1 of this Agreement.

                  If the Executive is asked to work on any Work Product that is or potentially might be is conflict with the Executive's intellectual property created outside the scope of this Agreement, the Executive will promptly notify the Company in writing of any potential conflict and will not perform any further work an the Work Product in the area of conflict until notified in writing by the Company.

         8. Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by telecopier, facsimile transmission, or other electronic means of transmitting written documents (as long as receipt is acknowledges or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive, to the address set forth on the signature page.

                  If to the Company:  Sykes Enterprises, Incorporated
                                      100 North Tampa Street, Suite 3900
                                      Tampa, Florida 33602
                                      Attention: Sr. VP Human Resources

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

         9. ENFORCEMENT, GOVERNING LAW, AND ATTORNEY'S FEES. It is stipulated that a breach by Executive of the restrictive covenants set forth in Sections 4 and 5 of this Agreement will cause irreparable damage to Company or its Clients, and that in the event of any breach of those provisions, Company is entitled to injunctive relief restraining Executive from violating or continuing a violation of the restrictive covenants as well as other remedies it may have. Additionally, such covenants shall be enforceable against the Executive's successors or assigns or by successor assigns.

                  The validity, interpretation, construction, and performance of this Agreement shall be governed by the internal laws of the State of Florida. Any litigation to enforce this Agreement shall be brought in the state or federal courts of Hillsborough County, Florida, which is the principal place of business for Company and which is considered to be the place where this Agreement is made. Both parties hereby consent to such courts' exercise of personal jurisdiction over them.

                  Except where required, to enforce the restrictive covenants regarding Not-to-Compete, No Solicitation, and Confidential Information, as provided in Sections 4 and 5 of this Agreement, Company and the Executive will each pay their own attorney's fees and costs in the event Company or the Executive must enforce any of the other rights granted to them, regardless of the outcome of any action seeking to enforce rights under this Agreement.

         10. Miscellaneous. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by the parties hereto; provided, however, that the terms of the performance bonus and fringe benefits set forth or Exhibit A may be amended by the Company in its discretion without the Executive's consent to the extent provided therein. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent


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                                                                Mitchell Nelson



time. This Agreement is the entire agreement between the parties hereto with respect to the Executive's employment by the Company and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the employment of the Executive which are not set forth in this Agreement. Any prior agreement relating to the Executive's employment with the Company is hereby superseded and void, and is no longer in effect. This Agreement shall be binding upon and inure to the benefit of the Company, its respective successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives. Except as expressly set forth herein, no party shall assign any of his or its rights under this Agreement without the prior written consent of the other party and any attempted assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute but one and the same instrument. This Agreement has been negotiated and no party shall be considered as being responsible for such drafting for the purpose of applying any rule construing ambiguities against the drafter or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SYKES ENTERPRISES, INCORPORATED           EXECUTIVE



By:  /s/ David L. Grimes                  /s/ Mitchell Nelson
    ------------------------------        -------------------------------------
                                          Mitchell Nelson


                                          Address:
                                                   715 Seagate Drive
                                          -------------------------------------
                                                    Tampa, FL 33602
                                          -------------------------------------


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


                                                                Mitchell Nelson
                                                                Group Executive
                                                          Senior Vice President
                                                             Business Solutions



                       EXHIBIT A TO EMPLOYMENT AGREEMENT

         This Exhibit A is attached to and made a part of that certain Employment Agreement dated effective July 31, 2000, entered into by and between Sykes Enterprises, Incorporated (the "Company") and Mitchell Nelson (the "Executive"), which Employment Agreement supercedes and replaces that certain Employment Agreement dated August 27, 1999 entered into by and between the Company and the Executive.

Term:                            Period of time ending July 30, 2003

Base Salary:                     $3038.46 per week

Performance Bonus:               0% to 50% of annual base salary

Fringe Benefits:                 Standard fringe benefits for executives

Stock Options:                   60,000 options under the Sykes Enterprises,
                                 Incorporated 2000 Stock Option Plan. One third of the options will vest on each of the first, second, and third anniversaries of the effective date of this Agreement.

Covenant Not to Compete:         Twelve (12) months

Non-Compete Payment:             $1,519.23 per week for 52 weeks

Liquidated Damages:              $1,519.23 per week

Directors & Officers Liability:  You will be covered by the Company's Directors and Officer Liability Policy the same as other officers of the Company.

         THE COMPANY RESERVES THE RIGHT, AT ITS SOLE DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE BONUSES OR OTHER BENEFITS.


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
         IN WITNESS WHEREOF, the parties have executed this Exhibit A to the Employment Agreement as of the 31st day of July, 2000.


SYKES ENTERPRISES,                    EXECUTIVE
INCORPORATED

By: /s/ David L. Grimes                   /s/  Mitchell Nelson
    ------------------------------        -------------------------------------


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